BY-LAWS
                                       OF
                              NORTH AMERICAN SENIOR
                            FLOATING RATE FUND, INC.

                                  JUNE 23, 1998





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                                     BY-LAWS
                                       OF
                              NORTH AMERICAN SENIOR
                            FLOATING RATE FUND, INC.

                                 MARCH 10, 1998





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                                TABLE OF CONTENTS
                                -----------------

                                                                      Page
                                                                      ----


ARTICLE I         Offices.............................................  1

ARTICLE II        Meetings of Shareholders............................  1

ARTICLE III       Board of Directors..................................  6

ARTICLE IV        Officers ........................................... 11

ARTICLE V         Capital Stock....................................... 12

ARTICLE VI        Custody of Assets................................... 13

ARTICLE VII       General Provisions.................................. 15

ARTICLE VIII      Indemnification..................................... 17

ARTICLE IX        Amendment........................................... 19




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                                                                  March 10, 1998
                                     BY-LAWS

                                       OF

                 NORTH AMERICAN SENIOR FLOATING RATE FUND, INC.



                                    ARTICLE I

                                     Offices
                                     -------

                  Section 1. The principal office of the Corporation in the State of Maryland shall be in Baltimore, Maryland.

                  Section 2. The Corporation shall also maintain an office at 125 High Street, Boston, Massachusetts 02110, and also may have offices at any other places in or out of the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Shareholders
                            ------------------------

                  Section 1. Meetings of shareholders shall be held at the office of the Corporation in Boston, Massachusetts, or at any other place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice of meeting.

                  Section 2. The Corporation is not required to hold an annual meeting in any year in which the election of directors is not required by the Investment Company Act of 1940, as amended (the "1940 Act"). If the Corporation is required to hold a meeting of shareholders to elect directors, the meeting shall be designated as the annual



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meeting of shareholders for that year, and shall be held within the thirty-one
(31) day period ending on the date 120 days after the occurrence of the event requiring the meeting and at an hour as may be designated by the Board of Directors and stated in the notice of the meeting. Any business of the Corporation may be considered at an annual meeting without being specified in the notice, except as otherwise required by law.

                  Section 3. At any time in the interval between annual meetings, special meetings of the shareholders may be called by the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, by the President of the Corporation, or by a majority of the Board of Directors.

                  Section 4. Special meetings of shareholders shall be called by the Secretary upon the written request of the shareholders holding not less than a majority of all the votes entitled to be cast at a meeting. This request must state the purpose or purposes of such meeting and the matters proposed to be acted on at the meeting. The Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting, and on payment to the Corporation of those costs, the Secretary will give notice stating the purpose or purposes of the meeting. No special meeting need be called on the request of the shareholders holding less than a majority of all the votes entitled to be cast at the meeting to consider any matter that is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve months.

                  Section 5. Not less than ten (10) nor more than ninety (90) days before the date of each shareholders' meeting, the Secretary shall give to each shareholder


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entitled to vote at the meeting, and to each shareholder not entitled to vote who is entitled by statute to notice, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. If mailed, the notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the shareholder at his or her mailing address as it appears on the records of the Corporation.

                  No notice of the time, place, or purpose of any meeting of shareholders need be given to any shareholder who attends in person or by proxy or to any shareholder who, in writing executed and filed with the records of the meeting, either before or after the meeting, waives such notice.

                  Section 6. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of the votes entitled to be cast at the meeting shall constitute a quorum; except that where the holders of any class of shares are entitled to vote as a separate class (such class being referred to as a "Separate Class") or where holders of two or more (but not all) classes of shares are required to vote as a single class (such classes being referred to as a "Combined Class"), the presence in person or by proxy of the holders of a majority of the shares of that Separate Class or Combined Class, as the case may be, entitled to vote thereat shall constitute a quorum for such vote; but this section shall not affect any requirement under any statute or under the Articles of Incorporation of the Corporation (the "Articles") for the vote necessary for the adoption of any measure. If, however, a quorum shall not be present or represented by proxy at


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any meeting of the shareholders, a majority of those votes present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                  Section 7. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to shareholders, including which shareholders are entitled to notice of a meeting, vote at a meeting, receive a dividend or be allotted other rights. The record date may not be more than ninety (90) days before the date on which the action requiring the determination will be taken. The transfer books may not be closed for a period longer than twenty (20) days. In the case of a meeting of shareholders, the record date or the closing of the stock transfer books shall be at least ten
(10) days and not more than ninety (90) days before the date of the meeting.

                  Section 8. A majority of the votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action on any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Articles. Notwithstanding the previous sentence, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director, unless a higher vote is required by statute or by the Articles. At all meetings of shareholders, every shareholder of record entitled to vote at that


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meeting shall have one vote for each share of stock standing in his or her name on the Corporation's books.

                  Section 9. At all meetings of shareholders, every shareholder of record entitled to vote at that meeting shall be entitled to vote at the meeting either in person or by proxy appointed by instrument in writing subscribed by the shareholder or his or her duly authorized attorney. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

                  Section 10. At any meeting of shareholders at which Directors are to be elected, the Board of Directors prior to the meeting may, or, if they have not so acted, the Chairman of the meeting may, and on the request of the shareholders holding ten percent (10%) of the votes entitled to be cast at the meeting shall, appoint two Inspectors of Election who shall first subscribe an oath or affirmation to execute faithfully the duties of Inspectors at the election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed Inspector.

                  The Chairman of the meeting may cause a vote by ballot to be taken on any election or matter. A vote by ballot shall be taken upon the request of the shareholders holding ten percent (10%) of the votes entitled to be cast on the election or matter.


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                  Section 11. At all meetings of shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Chairman of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, and whose decision will be final and conclusive in all respects. In the event that Inspectors of Election are appointed as provided in Article II, Section 10, the Inspectors of Election shall decide all such questions, which decision will be final and conclusive in all respects.

                  Section 12. Shareholder meetings shall be presided over by a Chairman of the meeting who shall be the Chairman of the Board of Directors, or if he is not present, by the President of the Corporation, or if he is not present, by a Chairman elected at the meeting.

                  Section 13. Any action to be taken by shareholders may be taken without a meeting or prior notice if (a) all shareholders entitled to vote on the matter consent to the action in writing, (b) all shareholders entitled to notice of the meeting, but not entitled to vote at it, sign a written waiver of any right to dissent, and (c) these consents and waivers are filed with the records of the meetings of shareholders. Such consent shall be treated for all purposes as a vote at the meeting.

                                   ARTICLE III

                               Board of Directors
                               ------------------

                  Section 1. The Board of Directors of the Corporation shall consist of three (3) directors, which number may be increased or decreased as provided in Section 2 of


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this Article. Each director shall hold office until his or her successor is duly elected and qualifies, or until his or her death, or until he or she shall resign or shall have been removed in the manner provided for in the Articles. Directors need not be shareholders.

                  Section 2. By vote of a majority of the entire Board of Directors, the number of directors fixed by the Articles or by these By-Laws may be increased or decreased from time to time, but the number shall not be less than three (3) nor more than twenty (20), and the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board of Directors. Except as provided in Section 3 of this Article, until the first meeting of shareholders and until successors are duly elected and qualified, the Board of Directors shall consist of the persons named in the Articles.

                  Section 3. Any vacancy occurring on the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, regardless of whether that majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next meeting of shareholders and until his or her successor is duly elected and qualified. The Board may not elect any director to fill any vacancy as provided in these By-Laws unless immediately after filling any vacancy, at least two-thirds of the directors then holding office shall be those named in the Articles or shall have been elected to office by the shareholders. If at any time after the first meeting of shareholders of the


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Corporation, a majority of the directors in office consists of directors elected by the Board of Directors, a meeting of the shareholders shall be called within sixty (60) days for the purpose of electing the entire Board of Directors, and the terms of office of the directors then in office shall terminate on the election and qualification of the new Board of Directors.

                  Section 4. The Board of Directors shall manage the business and affairs of the Corporation, which may exercise all of the powers of the Corporation, except those powers that are by statute or by the Articles or by these By-Laws conferred on or reserved to the shareholders.

                  Section 5. Regular meetings of the Board of Directors may be held at any place in or out of the State of Maryland as the Board of Directors may from time to time determine.

                  Section 6. Regular meetings of the Board of Directors may be held at times as the Board of Directors shall from time to time determine.

                  Section 7. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, if one is appointed, or by the executive committee, if one is constituted, by vote at a meeting, or by the President or by a majority of the Directors or by any Vice Chairman of the Board of Directors. Special meetings may be held at any place in or out of the State of Maryland and at any time as may be designated from time to time by the Board of Directors. In the absence of designation, meetings shall be held at any place designated in the call.


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                  Section 8. Notice of the place and time of every meeting of the Board of Directors or Board committee shall be given to each director orally or sent to him or her by facsimile, telegraph, mail, or electronic correspondence, left at his or her residence or usual place of business not less than one (1) day before the date of the meeting. If mailed, notice shall be deemed to be given four (4) business days after being deposited in the United States mail postage prepaid, addressed to the director at his or her mailing address as it appears on the records of the Corporation. Unless required by statute or otherwise, determined by resolution of the Board of Directors in accordance with these By-Laws, notices need not state the business to be transacted at or the purpose of any meeting, and no notice need be given to any director who is present in person or to any director who, before or after the meeting, signs a waiver of notice which is filed with the records of the meeting. Waivers of notice need not state the purpose or purposes of the meeting.

                  Section 9. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for action by statute, the Articles or these By-Laws. If a quorum is not present at any meeting of directors, the directors present may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.


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                  Section 10. Members of the Board of Directors or any Board
committee may participate in a meeting via conference telephone or similar communications equipment (unless otherwise provided by law) if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting except any meeting to consider the entry into or renewal of any contract or agreement pursuant to which any person agrees to serve as investment adviser or principal underwriter of the Corporation, or any meeting to select an independent public accountant for the preparation or audit of any of the Corporation's financial statements.

                  Section 11. Any action required or permitted to be taken at any meeting of the Board of Directors or of any Board committee may be taken without a meeting, if a written consent to such is signed by all members of the Board or of that committee, as the case may be, and the written consent is filed with the minutes of proceedings of the Board or committee.

                  Section 12. The Board of Directors may appoint one of its members to serve as Chairman of the Board of Directors, and may appoint one or more of its members to serve as Vice Chairman of the Board of Directors.

                  Section 13. The Board of Directors may appoint from among its members an executive committee and other committees composed of two or more directors, and may delegate to a committee any of the powers of the Board of Directors except the power to: (a) declare dividends or distributions on stock;
(b) recommend to the shareholders any action requiring shareholder approval; (c) amend the By-Laws;


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(d) approve any merger or share exchange that does not require shareholder approval; or (e) issue stock. In the absence of any Committee member, the members of that Committee present at any meeting, whether or not they constitute a quorum, may appoint another member of the Board of Directors to act in the place of the absent member.

                  Section 14. Directors may receive such compensation for their services as may be fixed from time to time by resolution of the Board of Directors, and, in addition, may be reimbursed for reasonable expenses incurred in connection with the discharge of their duties and responsibilities, including, but not limited to, attendance at regular or special meetings of the Board of Directors or of any Board committees.

                                   ARTICLE IV

                                    Officers
                                    --------

                  Section 1. The executive officers of the Corporation shall be chosen by the Board of Directors. Such officers shall include a President, a Secretary and a Treasurer. The Board of Directors also in its discretion may appoint Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the board or the executive committee of the Board (if any) may determine. The Board of Directors may fill any vacancy in any office. Any two offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if that instrument is required by statute or these By-Laws to be executed, acknowledged or verified by two or more officers.


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                  Section 2. The term of office of all officers shall be one (1)
year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time by the vote of a majority of the entire Board of Directors on a finding that removal is in the best interests of the Corporation.

                  Section 3. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may from time to time be conferred by the Board of Directors or its executive committee, if any.

                                    ARTICLE V

                                  Capital Stock
                                  -------------

                  Section 1. Shares of stock shall be issued without certificates. At the time of issuance of shares, the Corporation shall send the shareholder a written statement identifying: (a) the Corporation as the issuer of the stock; (b) the shareholder to whom the stock is issued and such shareholder's address and taxpayer identification number; (c) the class of stock and the number of shares of stock issued; and (d) the date of such transactions.

                  Section 2. The stock ledgers of the Corporation, containing the name and mailing address of the shareholders and the number of shares of each class held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.


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                  Section 3. The shares of stock of the Corporation may be
freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation. Shares of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof in person or by his or her duly authorized attorney or legal representative in conformance with any transfer procedures prescribed by the Board of Directors. The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law or the statutes of the State of Maryland.

                  Section 4. The Board may fix, in advance, a date not more than ninety days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidence of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.


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                                   ARTICLE VI

                                Custody of Assets
                                -----------------

                  Section 1. All cash and securities owned by the Corporation shall be held by one or more of the following entities, in accordance with the 1940 Act and the rules under the 1940 Act provided such entity is found ready and willing to act: (a) a bank or trust company of good standing, having capital, surplus and undivided profits aggregating not less than five hundred thousand dollars ($500,000); (b) by a company that is a member of a National Securities Exchange as that term is defined in the Securities Exchange Act of 1934 (the "1934 Act"); (c) by the Corporation itself; (d) by a securities depository; or (e) by an Eligible Foreign Custodian, as that term is defined in the rules under the 1940 Act.

                  Section 2. On the resignation or inability to serve of its custodian or on change of custodian, the Corporation shall:

                  (a) in the case of resignation or inability to serve, use its best efforts to obtain a qualified successor;
                  (b) require the cash and securities of the Corporation to be delivered directly to the successor custodian; and
                  (c) in the event that no qualified successor can be found, submit to the shareholders before permitting delivery of cash and securities to anyone other than a qualified successor, the question whether this Corporation will be dissolved and liquidated or shall function without a custodian.


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However, nothing will prevent the termination of any agreement between the
Corporation and any custodian by the Corporation at the discretion of the Board of Directors, and any agreement described in this section agreement shall be terminated on the affirmative vote of the shareholders holding a majority of all the votes attributable to the capital stock of the Corporation at the time outstanding and entitled to vote.

                                   ARTICLE VII

                               General Provisions
                               ------------------

                  Section 1. Dividends on any class of the stock of the Corporation's stock, subject to the provisions of the Articles, and applicable law, may be declared by the Board of Directors at any regular or special meeting or by unanimous written consent, as provided by these By-Laws.

                  Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve fund to meet contingencies, or for the equalizing of dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                  Section 3. All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation shall be


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signed by such officer or officers as the Board of Directors may from time to time designate.

                  Section 4. The Corporation's fiscal year shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.

                  Section 5. The corporate seal, if any, shall have inscribed on it the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile of it to be impressed or affixed or reproduced or otherwise placed on a document. If the Corporation is required to place its seal to a document, it shall be sufficient to place the word "(seal)" adjacent to the signature of the person signing the document on behalf of the Corporation.

                  Section 6. The Corporation's books and records shall be kept at any places, in or out of the State of Maryland, as the directors or any officer may determine; provided, however, that the original or a certified copy of the By-Laws, including any amendments to them, shall be kept at the Corporation's office in Boston, Massachusetts. Any person who has been a shareholder of record for at least six months immediately preceding his or her demand and who, during that period has held of record at least five percent (5%) of all the outstanding shares of any class of stock of the Corporation, on written notice of demand, shall have the right to examine, in person, or by agent or attorney, during usual business hours, for any proper purpose, the Corporation's books and records of account and its stock ledger and to make copies or extracts of those documents, in accordance with Section 2-513 of the Maryland General Corporation Law.


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                  7. The Corporation's books of account shall be examined by an independent firm of public accountants, selected and ratified in accordance with the provisions of the 1940 Act, as of the close of each annual fiscal period of the Corporation and as of such other times, if any, as may be directed by the Board of Directors.

                                  ARTICLE VIII

                                 Indemnification
                                 ---------------

                  Section 1. Each officer and director of the Corporation shall be indemnified by the Corporation to the full extent permitted under the General Laws of the State of Maryland, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Absent a court determination that an officer or director seeking indemnification was not liable on the merits or guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, the decision by the Corporation to indemnify such person must be based upon the reasonable determination of independent legal counsel or the vote of a majority of a quorum of the directors who are neither "interested persons," as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("non-party independent directors"), after review of the facts, that such officer or director is not guilty of willful misfeasance, bad


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faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                  Section 2. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any liability or expense arose by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of the director's or officer's office.

                  Section 3. Each officer and director of the Corporation claiming indemnification within the scope of this Article VIII shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him or her in connection with proceedings to which he or she is a party in the manner and to the full extent permitted under the General Laws of the State of Maryland; provided, however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his or her undertaking; (b) the Corporation is insured against losses arising by reason of the advance; (c) a majority of a quorum of non-party independent directors, or independent legal counsel in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is


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proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

                  Section 4. The Corporation may indemnify, make advances or purchase insurance to the extent provided in this Article VIII on behalf of an employee or agent who is not an officer or director of the Corporation.

                  Section 5. The indemnification provided by this Article VIII shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any law, agreement, vote of shareholders, or otherwise.

                  Section 6. This Article VIII does not authorize indemnification inconsistent with the 1940 Act or the Securities Act of 1933.

                  Section 7. Any indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer, or employee, and shall inure to the benefit of that person's heirs, executors and administrators. In addition, no amendment, modification or repeal of this Article shall adversely affect any right or protection of an indemnitee that exists at the time of the amendment, modification or repeal.

                                   ARTICLE IX

                                    Amendment
                                    ---------

                  The Board of Directors, by vote of a majority of all of its members, shall have the power, at any regular meeting or at any special meeting if notice of the matter is included in the notice of the special meeting, to alter, amend or repeal any By-Laws of the Corporation and to adopt new By-Laws.


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